Exhibit 10.1

PACIFIC WESTERN BANK
First Amendment to
Amended and Restated Loan and Security Agreement
Borrower:    nLIGHT, Inc.
Date:    July 18, 2018
This First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into between Pacific Western Bank (“Lender”) and the borrower named above (“Borrower”).
Lender and Borrower agree to amend the Amended and Restated Loan and Security Agreement between Borrower and Lender, dated March 28, 2018 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)
1.Modification to Deposit Account Covenant. Section 8(c) of the Schedule to the Loan Agreement, is hereby amended and restated in its entirety to read as follows:

“(c)
Deposit Accounts. Borrower shall at all times maintain its Deposit Accounts and primary investment accounts with Lender or Lender’s Affiliates; provided however, that Borrower may maintain (i) Deposit Accounts with institutions other than Lender (“Excepted Deposit Accounts”) so long as the aggregate combined balance in all Excepted Deposit Accounts does not at any time exceed €200,000, or the equivalent thereof in US Dollars and (ii) a primary investment account with Raymond James & Associates, Inc. As of the date hereof, Borrower represents and warrants to Lender that Lender has obtained a control agreement or a pledge agreement (as applicable) for each other bank or other institutions where its investment accounts are maintained and such agreements are sufficient to perfect Lender’s first-priority security interest in the same, provided that, without limiting the foregoing, Lender acknowledges and agrees that Borrower shall not be required to cause institutions at which Borrower maintains Excepted Deposit Accounts to enter into such control agreements.”

2.    Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects as if made on the date hereof.
3.    No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Lender.

Pacific Western Bank    First Amendment to Amended and Restated Loan and Security Agreement

4.    General Release. In consideration for Lender entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys’ fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.
5.    General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and all other written documents and agreements between Lender and Borrower, set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. Without limiting the generality of the foregoing, the provisions of all subsections of Section 9 of the Loan Agreement (titled “General Provisions”), including without limitation all provisions relating to governing law, venue, jurisdiction, dispute resolution, and the waiver of the right to a jury trial, shall apply equally to this Amendment, and the same are incorporated herein by this reference.
[Signatures on Following Page]

Pacific Western Bank    First Amendment to Amended and Restated Loan and Security Agreement

Borrower:         Lender:
nLIGHT, Inc.            Pacific Western Bank

By	/s/ Kerry Hill	By	/s/ Stephen J. Bevens
Name:	Kerry Hill	Name:	Stephen J. Bevens
Title:	VP Finance & Secretary	Title:	SVP